UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2008

(Date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court

Minneapolis, Minnesota 55369

(Address of principal executive offices, including zip code)

(763) 656-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On and effective as of Monday, June 2, 2008, Vascular Solutions, Inc. (“VSI”) and AngioDynamics, Inc. entered into an agreement (“Agreement”) with VNUS Medical Technologies, Inc. (“VNUS”) which settled their pending patent litigation with VNUS.

Under the terms of the Agreement, VNUS has granted to VSI a non-exclusive and non-sublicensable license to the applicable patents for use in endovenous laser therapy and VSI has agreed to pay VNUS a royalty on all of its Vari-Lase® products shipped within the U.S. Within three business days after execution of the Agreement, VSI is obligated to pay VNUS an aggregate amount of $3.1 million to cover royalties under the Agreement on Vari-Lase products shipped within the U.S. from the launch of the product in 2003 through the end of the first quarter of 2008. Commencing with the second quarter of 2008, VSI will make quarterly royalty payments under the Agreement on on-going U.S. shipments of Vari-Lase products through the remaining life of the applicable patents. VNUS and VSI have also agreed under the Agreement to dismiss all of the pending litigation between the parties.

On June 3, 2008, VSI issued a press release announcing the execution of the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K. VSI intends to file the Agreement with its Quarterly Report on Form 10-Q for the period ending June 30, 2008.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Vascular Solutions, Inc. on June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

By:	/s/ James Hennen
James Hennen Chief Financial Officer

Date:  June 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Vascular Solutions, Inc. on June 3, 2008